Parker Hannifin Corporation Quarterly Earnings Release 1st Quarter FY 2008 October 18, 2007 Exhibit 99.2

Slide 2
Forward-Looking Statements
Forward-Looking Statements:
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. All statements regarding future performance, earnings projections, events or developments are forward-looking statements. It is possible that the future performance and earnings projections of the company and individual segments may differ materially from current expectations, depending on economic conditions within both its industrial and aerospace markets, and the company's ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, and growth, innovation and global diversification initiatives. A change in economic conditions in individual markets may have a particularly volatile effect on segment results. Among the other factors which may affect future performance are: changes in business relationships with and purchases by or from major customers or suppliers, including delays or cancellations in shipments or significant changes in financial condition; uncertainties surrounding timing, successful completion or integration of acquisitions; threats associated with and efforts to combat terrorism; competitive market conditions and resulting effects on sales and pricing; increases in raw-
material costs that cannot be recovered in product pricing; the company’s ability to manage costs related to employee retirement and health care benefits and insurance; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, interest rates and credit availability. The company makes these statements as of the date of this disclosure, and undertakes no obligation to update them.

Slide 3
Non-GAAP Financial Measure
This presentation reconciles sales amounts reported in accordance with
U.S. GAAP to sales amounts adjusted to remove the effects of acquisitions made within the prior four quarters as well as the effects of currency exchange rates on sales. The effects of acquisitions and currency exchange rates are removed to allow investors and the company to meaningfully evaluate changes in sales on a comparable basis from period to period.

Slide 4 Discussion Agenda CEO 1 st quarter highlights Key performance measures & outlook Questions & answers CEO closing comments

Slide 5
First Quarter Highlights
Record Sales, Earnings, and Cash Flow
Earnings per diluted share up 14%
9% Sales growth - 3% organic
Globally balanced in Sales and margins
Record Industrial International margins
Record Total Industrial margins

Slide 6 Financial Highlights Diluted Earnings per Share 1 st Quarter $1.33 $1.17 $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 Q1 FY08 Q1 FY07

Slide 7
Influences on Earnings
1
st
Quarter
Sales increased 9%
Gross profit improved 10%
Industrial International Operating Income
increased 44%
Lower income taxes – 28% vs. 30%
Reduction in shares outstanding
5.8 million net reduction during the quarter
Offset by:
Higher SG&A expense
Higher Interest expense
Lower Other income

Slide 8
Financial Highlights
Sales – 1
st
Quarter
Dollars in millions
FY2008
%
Change
FY2007
Sales
As reported 2,787 $ 9.2% 2,552 $
Acquisitions 62          2.4%
Currency 90          3.5%
Adjusted Sales 2,635 $ 3.3%
1st Quarter

Slide 9 Influences on Sales Continued Industrial end market strength International – Asia Pacific – Latin America – Europe Distribution Aerospace Acquisitions Emerging markets

Slide 10
Segment Reporting
Industrial North America
Dollars in millions
FY2008
%
Change
FY2007
Sales
As reported 1,006 $ 0.5% 1,001 $
Acquisitions 27          2.7%
Currency 3            0.3%
Adjusted Sales 976 $    (2.5)%
Operating Margin
As reported 155 $    153 $
  % of Sales 15.4% 15.3%
1st Quarter

Slide 11
Segment Reporting
Industrial International
Dollars in millions
FY2008
%
Change
FY2007
Sales
As reported 1,101 $ 25.4% 878 $
Acquisitions 35          4.0%
Currency 79          9.0%
Adjusted Sales 987 $    12.4%
Operating Margin
As reported 183 $    128 $
  % of Sales 16.7% 14.5%
1st Quarter

Slide 12
Segment Reporting
Aerospace
Dollars in millions
FY2008
%
Change
FY2007
Sales
As reported 427 $    6.2% 402 $
Acquisitions
Currency 2            0.5%
Adjusted Sales 425 $    5.7%
Operating Margin
As reported 57 $       69 $
  % of Sales 13.4% 17.1%
1st Quarter

Slide 13
Segment Reporting
Climate & Industrial Controls
Dollars in millions
FY2008
%
Change
FY2007
Sales
As reported 253 $    (6.5)% 271 $
Acquisitions
Currency 6            2.2%
Adjusted Sales 247 $    (8.7)%
Operating Margin
As reported 16 $       31 $
  % of Sales 6.1% 11.4%
1st Quarter

Slide 14
Parker Order Rates
Excludes Acquisitions & Currency
3-month year-over-year comparisons, except Aerospace
Aerospace is calculated using a 12-month moving average
FY08 FY07
Total Parker 7% +    9% +
Industrial North America 0% +    5% +
Industrial International 19% + 14% +
Aerospace 12% + 18% +
Climate & Industrial Controls 13% -  6% +
Three months ending September

Slide 15 Balance Sheet Summary Cash Working capital Inventory Accounts receivable Pensions – FAS 158

Slide 16 Strong Cash Flow Cash from Operating Activities 1 Quarter $115 $269 $0 $60 $120 $180 $240 $300 $360 FY08 FY07 st

Slide 17
Financial Leverage
Debt to Debt Equity
27.2%
16.0%
18.0%
20.0%
22.0%
24.0%
26.0%
28.0%
30.0%
32.0%
34.0%
36.0%
38.0%
FY99 FY00 FY01 FY02 FY03 FY04 FY05 FY06 FY07 FY08
Not to exceed 37% over the cycle

Slide 18
FY 2008  Earnings Outlook Assumptions
Segment Sales & Operating Income
  FY 2008 Sales change versus FY 2007
  Industrial North America
.8%   --  1.2%
  Industrial International
12.0%   --  12.4%
  Aerospace
.7%   --  1.1%
  Climate & Industrial Controls
(1.8)%   --  (1.4)%
FY 2008 Operating margin percentages
Industrial North America
14.5% -- 14.9%
Industrial International
14.7% -- 15.1%
Aerospace
15.7% -- 16.1%
Climate & Industrial Controls
6.6% -- 7.0%

Slide 19
FY 2008 Earnings Outlook Assumptions
below Operating Margin
Corporate Admin - 4% to  - 10% vs. FY 2007
Interest Expense + 3% to  - 2% vs. FY 2007
Other Expense (Inc.)  + 45% to + 37% vs. FY 2007
Tax Rate 29%

Slide 20 Earnings Outlook – FY08 Low High Diluted earnings per share 5.05 $ 5.35 $

Slide 21 Questions & Answers... * * * * * * *

Appendix Income Statements 1 st Quarter * * * * * * ************** * * *

Slide 23
Income Statement – 1
st
Quarter
Dollars in millions
% of Sales % of Sales
Net Sales
2,787.3 $   100.0% 2,551.6 $ 100.0%
Cost of sales 2,122.3       76.1% 1,947.4    76.3%
Gross profit 665.0          23.9% 604.2        23.7%
S, G & A 325.0          11.7% 292.0        11.4%
Interest expense 22.4            .8% 17.2          .7%
Other (income) expense (.1)               (.0)% (6.6)           (.3)%
Income before taxes 317.7          11.4% 301.6        11.9%
Income taxes 88.1            3.2% 91.1          3.6%
Net income
229.6 $       8.2% 210.5 $    8.3%
FY 2008 FY 2007